UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2014

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement
On July 27, 2014, Dollar Tree, Inc., a Virginia corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Family Dollar Stores, Inc., a Delaware corporation (“Family Dollar”) and Dime Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the acquisition of Family Dollar by the Company. Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Family Dollar (the “Merger”), with Family Dollar surviving the Merger as a wholly owned subsidiary of the Company (the “Surviving Company”).
In the Merger, each outstanding share of common stock, par value $0.10 per share, of Family Dollar (other than certain shares held by the Company, Family Dollar and their respective subsidiaries and the shares with respect to which appraisal rights have been properly demanded in accordance with the Delaware General Corporation Law) will be converted into the right to receive (i) $59.60 in cash, without interest (the “Cash Consideration”) and (ii) a fraction of a share of common stock, par value $0.01 per share, of the Company (rounding to the nearest ten-thousandth of a share) equal to the quotient (the “Exchange Ratio”) determined by dividing (A) $14.90 by (y) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) (the “Company Trading Price”) of the Company’s common stock on the Nasdaq, for the consecutive period of twenty trading days beginning on the twenty-third trading day immediately preceding the date of the Merger and concluding at the close of trading on the third trading day immediately preceding the date of the Merger (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). However, if the Company Trading Price is greater than or equal to $59.98, then the Exchange Ratio will be 0.2484, and if the Company Trading Price is an amount equal to or less than $49.08, then the Exchange Ratio will be 0.3036.
Additionally:

•
Each option to purchase Family Dollar common stock (“Family Dollar Option”) that is outstanding as of immediately prior to the Merger will be converted into an option to purchase a number of shares of the Company’s common stock determined by multiplying the number of shares of Family Dollar common stock subject to such Family Dollar Option by the Award Exchange Ratio (as defined below), at an exercise price per share equal to the per share exercise price for the shares of Family Dollar common stock otherwise purchasable pursuant to the Family Dollar Option divided by the Award Exchange Ratio;

•
Each restricted stock unit (“RSU”) in respect of Family Dollar common stock (“Family Dollar RSU”) that is outstanding as of immediately prior the Merger (other than any performance share right in respect of shares of common stock of Family Dollar (“Family Dollar PSR”)) will be converted into an RSU in respect of a number of shares of the Company’s common stock determined by multiplying the number of shares of Family Dollar common stock subject to the Family Dollar RSU by the Award Exchange Ratio; and

•
Each Family Dollar PSR that is outstanding as of immediately prior to the Merger will be cancelled and converted into the right to receive the Merger Consideration, as determined based on the product of (i) the number of shares of Family Dollar common stock deemed to be earned under the Family Dollar PSR Award based on the greater of (x) the deemed achievement of all relevant performance goals at target level and (y) the actual level of achievement of all relevant performance goals against target as of Family Dollar’s last fiscal quarter end preceding the Merger and (ii) a fraction, (x) the numerator of which is the number of days within the performance period of such Family Dollar PSR that have elapsed prior to the Merger and (y) the denominator of which is the total number of days within the performance period of such Family Dollar PSR.

For purposes of the foregoing, the term “Award Exchange Ratio” means the sum of (i) the Exchange Ratio and (ii) the quotient of the Cash Consideration divided by the Company Trading Price.
Completion of the Merger is subject to customary closing conditions, including, among others, (1) the adoption of the Merger Agreement by Family Dollar’s stockholders, (2) the expiration or termination of all waiting periods applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”), (3) subject to certain exceptions the accuracy of the representations and warranties of the other party subject to a material adverse effect standard (as defined in the Merger Agreement) and (4) material compliance by the other party with its obligations under the Merger Agreement. In addition, the obligation of the Company to complete the Merger is subject to the absence of a material adverse effect on Family Dollar following the date of the Merger Agreement. The closing of the Merger is not subject to any financing condition or a vote of the Company’s stockholders.
The Merger Agreement also provides, among other things, that at the effective time of the Merger the Company will appoint Howard R. Levine, the Chairman and Chief Executive Officer of Family Dollar, to the Board of Directors of the Company. In connection with his services to the Company following consummation of the Merger, the Company and Family Dollar entered into a retention letter agreement with Mr. Levine setting forth the terms of his compensation following the effective time of the Merger and certain amendments to his employment agreement with Family Dollar. Pursuant to the retention letter, Mr. Levine has agreed to waive, for two years following the effective time of the Merger, certain rights he might have under his employment agreement to terminate his employment for good reason as a result of certain changes in his position resulting from the Merger. Following such two-year period, Mr. Levine would be entitled to receive the change-in-control severance compensation payable under his employment agreement upon any termination of employment, subject to his execution of a release of claims and compliance with restrictive covenants concerning competition and solicitation of employees for one year following such termination and confidentiality at all times thereafter. Mr. Levine has also agreed to comply with certain transfer restrictions in respect of shares of Company common stock he will receive in the Merger for a limited time thereafter.
The Merger Agreement contains customary representations and warranties that expire at the effective time of the Merger, as well as customary covenants, including covenants providing for each of the parties and their subsidiaries to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, and to use reasonable best efforts to cause the Merger to be consummated and to obtain expiration of the HSR Waiting Period, subject to certain exceptions. The Merger Agreement also includes covenants requiring the Company (i) not to declare or pay any dividends without the prior consent of the Company (other than one cash dividend in the first quarterly period of the fiscal year ending August 29, 2015 in an amount per share consistent with the amount for the last quarterly period of the fiscal year ending August 30, 2014 and with a record date consistent with the record date for the first quarterly period of the fiscal year ending August 30, 2014), (ii) not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiries, proposals or offers relating to alternative business combination transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto and (iii) to call and hold a special meeting of Family Dollar’s stockholders and, subject to certain exceptions, recommend that Family Dollar’s stockholders adopt the Merger Agreement.
The Merger Agreement also contains certain termination rights and provides that, (i) in connection with a termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the board of directors of Family Dollar or termination of the Merger Agreement by Family Dollar to enter into a definitive agreement for a “Company Superior Proposal” (as defined in the Merger Agreement), Family Dollar will be required to pay the Company a cash termination fee of $305 million, and (ii) upon the termination of the Merger Agreement due to Family Dollar’s failure to obtain the required stockholder approval at the meeting of Family Dollar’s stockholders, Family Dollar will be required to reimburse the Company for the out-of-pocket expenses the Company has incurred in connection with the Merger, not to exceed $90 million.
In connection with the Merger Agreement, the Company entered into a debt commitment letter, dated as of July 27, 2014, with JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities LLC, pursuant to which, among other things, JPMCB has committed to provide, subject to the terms and conditions thereof, $5,400 million of term loans, a $1,250 million revolving credit facility (together with the term loans, the “Senior Secured Facilities”), and a $2,800 million senior bridge facility (together with the Senior Secured Facilities, the “Financing”). The Financing, together with the Company’s cash on hand, will be sufficient to finance the aggregate Cash Consideration to Family Dollar’s stockholders and to refinance certain existing Company and Family Dollar debt. Pursuant to the Merger Agreement, Family Dollar has agreed to use reasonable best efforts to provide cooperation to Dollar Tree in connection with the Financing. To the extent Family Dollar’s 5.00% Senior Notes due

2021 remain outstanding at the closing of the Merger, they are currently expected to be secured equally and ratably with the Senior Secured Facilities, to the extent required by their governing indenture.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Family Dollar, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company and Merger Sub, on the one hand, and by Family Dollar, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and Family Dollar, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Family Dollar, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Family Dollar and a prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that each of the Company and Family Dollar make with the Securities and Exchange Commission (“SEC”).
Voting Agreements
In connection with the parties’ entry into the Merger Agreement, the Company entered into voting and support agreements dated July 27, 2014, with each of (a) Howard R. Levine, the Chairman and Chief Executive Officer of Family Dollar (in his capacity as a stockholder, directly and indirectly through two trusts over which Mr. Levine exercises sole voting and dispositive power) and (b) Trian Fund Management, L.P. and certain Family Dollar stockholders affiliated therewith (the “Voting and Support Agreements”), pursuant to which they have agreed, among other things, to (i) vote their respective beneficially owned shares of Family Dollar common stock in favor of the Merger, a proposal to postpone or adjourn a meeting of the stockholders in the event there are not sufficient votes to adopt the Merger Agreement and against any proposals for an alternative business combination transaction or which would be reasonably likely to prevent, materially impede or materially delay the Merger and (ii) comply with certain restrictions on the disposition of such shares, in each case subject to the terms and conditions contained therein. The Voting and Support Agreements will terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement pursuant to and in compliance with its terms and (iii) the entry without the prior written consent of the stockholders party thereto into any amendment or modification of the Merger Agreement, or any written waiver of Family Dollar’s rights under the Merger Agreement made in connection with a request from Dollar Tree, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration or an extension of the “End Date” (as defined in the Merger Agreement) or which is otherwise adverse to any of the stockholders party thereto in any material respect.
The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements attached hereto as Exhibit 99.1 and 99.2, and are incorporated herein by reference.

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger between Dollar Tree and Family Dollar, Dollar Tree will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a proxy statement of Family Dollar that also constitutes a prospectus of Family Dollar. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to shareholders of Family Dollar. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree will be available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar will be available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.
Participants in the Solicitation
Dollar Tree, Family Dollar, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Family Dollar common stock in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Dollar Tree’s and Family Dollar’s directors and executive officers in their respective definitive proxy statements filed with the SEC on May 12, 2014 and December 6, 2013, respectively. You can obtain free copies of these documents from Dollar Tree or Family Dollar using the contact information above.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the proposed transaction, the benefits, results, effects and timing of the proposed transaction, future financial and operating results, and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed merger include, among others: the risk that Family Dollar’s stockholders do not approve the merger; the risk that regulatory approvals required for the merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund the transaction is not obtained; the risk that the other conditions to the closing of the merger are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist shareholders to the merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the merger; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Dollar Tree or Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Dollar Tree’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013, Dollar Tree’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2014, Family Dollar’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2014, and other reports filed by Dollar Tree and Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Dollar Tree and Family Dollar, undertake no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 27, 2014 among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc.

Exhibit 99.1
Voting and Support Agreement, dated as of July 27, 2014, by and among Dollar Tree, Inc. and Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund, L.P., Trian Partners Master Fun (ERISA), L.P., Trian Fund Management, L.P. and Edward P. Garden.

Exhibit 99.2
Voting and Support Agreement, dated as of July 27, 2014, by and among Dollar Tree, Inc. and Howard R. Levine, Declaration of Trust between Leon Levine, Grantor, and Leon Levine, Trustee, dated July 12, 1971 for the benefit of Howard Russell Levine and Trust Agreement between leon Levine, Grantor, and Bank of America, N.A. (formerly North Carolina National Bank), Trustee, dated October 6, 1972 for the benefit of Howard Russell Levine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: July 29, 2014	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 27, 2014 among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc.

Exhibit 99.1
Voting and Support Agreement, dated as of July 27, 2014, by and among Dollar Tree, Inc. and Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund, L.P., Trian Partners Master Fun (ERISA), L.P., Trian Fund Management, L.P. and Edward P. Garden.

Exhibit 99.2
Voting and Support Agreement, dated as of July 27, 2014, by and among Dollar Tree, Inc. and Howard R. Levine, Declaration of Trust between Leon Levine, Grantor, and Leon Levine, Trustee, dated July 12, 1971 for the benefit of Howard Russell Levine and Trust Agreement between leon Levine, Grantor, and Bank of America, N.A. (formerly North Carolina National Bank), Trustee, dated October 6, 1972 for the benefit of Howard Russell Levine.